EXHIBIT 23.1
MOORE & ASSOCIATES, CHARTERED
      ACCOUNTANTS AND ADVISORS
        PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1A, Amendment #3, of GMV Wireless, Inc., of our report dated February 11, 2009 on our audit of the financial statements of GMV Wireless, Inc. as of December 31, 2008, and the related statements of operations, stockholders’ equity and cash flows from inception November 3, 2008 through December 31, 2008, and the reference to us under the caption “Experts.”

We consent to the use, in the registration statement on Form S-1A, Amendment #3, of GMV Wireless, Inc., of our report dated June 18, 2009 on our audit of the financial statements of GMV Wireless, Inc. as of March 31, 2009, and the related statements of operations, stockholders’ equity and cash flows from inception November 3, 2008 through March 31, 2009, and the reference to us under the caption “Experts.”

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
July 1, 2009

6490 West Desert Inn Rd, Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501